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                                                                     EXHIBIT 5.5


                  [MCDANIEL & ASSOCIATES CONSULTANTS LTD. LOGO]




June 7, 2004


PARAMOUNT RESOURCES LTD.
4700 Bankers Hall West
888 - 3rd Street S.W.
Calgary, Alberta
T2P 5C5



LADIES AND GENTLEMEN:

REFERENCE: Paramount Resources Ltd. Registration Statement on Form F-10

We hereby consent to the references to our name and to the inclusion and incorporation by reference of our reserve evaluation reports entitled "Paramount Resources Ltd., Evaluation of Oil & Gas Reserves, Based on Forecast Prices and Costs, As of December 31, 2003", dated February 24, 2004, and "Paramount Resources Ltd., Evaluation of Oil & Gas Reserves, Based on Constant Prices and Costs, As of December 31, 2003", dated February 24, 2004, in Paramount Resources Ltd.'s Registration Statement on Form F-10.

Sincerely,

MCDANIEL & ASSOCIATES CONSULTANTS LTD.


"signed by P. A. Welch"
------------------------
P.A. Welch, P. Eng.
Executive Vice President

Calgary, Alberta
Dated: June 7, 2004




 Suite 2200, Bow Valley Square 3, 255-5th Avenue S.W., Calgary, Alberta T2P 3G6
                    Tel: (403) 262-5506 Fax: (403) 233-2744
                Email: mcdaniel@mcdan.com Website: www.mcdan.com